                                                                     EXHIBIT 11

                GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (unaudited)


                                               Quarters Ended Sept. 30,   Nine Months Ended Sept. 30,
                                               ------------------------   ---------------------------
                                                    1997          1996         1997         1996
                                               -----------    ---------    ----------    ----------
PRIMARY EARNINGS PER SHARE

Net income (loss)                              $  (281,205)      30,204     (364,893)     (163,770)
Dividends on preferred stock                       (31,602)     (31,602)     (93,776)      (94,163)
                                               -----------    ---------    ----------    ----------
Net income (loss) applicable to common stock   $  (312,807)      (1,398)    (458,669)     (257,933)
                                               -----------    ---------    ----------    ----------
                                               -----------    ---------    ----------    ----------

Common shares outstanding                        4,618,183    4,369,251    4,618,183     4,369,251
Effect of using weighted average common
  and common equivalent shares                    (175,999)      (4,987)    (233,381)      (13,686)
Effect of shares issuable under common stock
  warrants using the treasury stock
  method                                                 *            *            *             *
Effect of shares issuable under stock options
  using the treasury stock method                        *            *            *             *
                                               -----------    ---------    ----------    ----------

Shares used in computing primary earnings
  per share                                      4,442,184    4,364,264    4,384,802     4,355,565
                                               -----------    ---------    ----------    ----------
                                               -----------    ---------    ----------    ----------
Primary earnings per common share              $     (0.07)          **        (0.10)        (0.06)
                                               -----------    ---------    ----------    ----------
                                               -----------    ---------    ----------    ----------

FULLY DILUTED EARNINGS PER SHARE
Net income (loss)                              $  (281,205)      30,204     (364,893)     (163,770)
Dividends on preferred stock                       (31,602)     (31,602)     (93,776)      (94,163)
                                               -----------    ---------    ----------    ----------
Net income (loss) as adjusted                  $  (312,807)      (1,398)    (458,669)     (257,933)
                                               -----------    ---------    ----------    ----------
                                               -----------    ---------    ----------    ----------
Shares used in computing primary earnings
  per share                                      4,442,184    4,364,264    4,384,802     4,355,565

Effect of shares issuable upon conversion of
  preferred stock                                        *            *            *             *
                                               -----------    ---------    ----------    ----------
Shares used in computing fully diluted
  earnings per share                             4,442,184    4,364,264    4,384,802     4,355,565
                                               -----------    ---------    ----------    ----------
                                               -----------    ---------    ----------    ----------
Fully diluted earnings per common
  share                                        $     (0.07)          **        (0.10)        (0.06)
                                               -----------    ---------    ----------    ----------
                                               -----------    ---------    ----------    ----------

*   Antidilutive
**  Less than $.01 per share